Exhibit 16.1

Samuel Klein and Company [letterhead]
Certified Public Accountants






Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of TGFIN Holdings, Inc. dated September 19, 2003.


/s/Samuel Klein and Company

SAMUEL KLEIN AND COMPANY
Newark, New Jersey 07102
October 3, 2003